UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781		91-1758621
(State or other jurisdiction	(Commission File No.)		(IRS Employer
of incorporation)			Identification No.)

19500 SW 90th Court, Tualatin, Oregon		97062
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

microHelix, Inc. ("microHelix") issued a Promissory Note ("Note") on December 28, 2006 to James M. Williams, a director of microHelix, in the principal amount of $150,000, together with interest on the unpaid principal at the rate of 15% per annum. microHelix will use the proceeds from the Note for working capital. Beginning on February 1, 2007, microHelix will pay Mr. Williams six monthly principal payments of $25,000, together with accrued and unpaid interest. In the event of default by microHelix, Mr. Williams may accelerate the entire amount owed under the Note.

The repayment of the Note is subject to a Subordination Agreement ("Subordination Agreement") dated December 28, 2006 among microHelix, Mr. Williams and BFI Business Finance. Pursuant to the Subordination Agreement, the entire amount owed to Mr. Williams under the Note is subordinated to any indebtedness owed now or later acquired by microHelix to BFI Business Finance. The Subordination Agreement allows the monthly payments on the Note as described above, but no other payments by microHelix to Mr. Williams. Pursuant to the Subordination Agreement, Mr. Williams also agreed not to accelerate microHelix's obligations under the Note until BFI Business Finance has been paid in full by microHelix.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits. The following document is filed as an exhibit to this Form 8-K:

10.1	Promissory Note dated December 28, 2006 issued by microHelix, Inc. to James M. Williams

10.2	Subordination Agreement dated December 28, 2006 among microHelix, Inc., James M. Williams and BFI Business Finance

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: January 3, 2007	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer